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SHOPKO STORES, INC. AND SUBSIDIARIES
EXHIBIT 11 - COMPUTATION OF EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE (IN THOUSANDS, EXPECT PER SHARE DATA)


                                                       FISCAL YEARS ENDED
                                          ----------------------------------------------
                                          FEB. 22, 1997   FEB. 24, 1996   FEB. 25, 1995
                                             (52 WKS)       (52 WKS)        (52 WKS)
                                          ----------------------------------------------
PRIMARY:
Net earnings                                $44,946        $38,439           $37,790
                                            ========================================
Weighted average number of
 outstanding common shares                   32,092         32,005            32,014

Number of common shares
 issuable assuming exercise
 of stock options                               278             51                 4
                                            ----------------------------------------
Weighted average number of
 outstanding common and
 common equivalent shares -
 assuming primary                            32,370         32,056            32,018
                                            ========================================
Net earnings per common
 share - primary (1)                        $  1.39        $  1.20              1.18
                                            ========================================
FULLY DILUTED:
Net earnings                                $44,946        $38,439           $37,790
                                            ========================================
Weighted average number of
 outstanding common shares                   32,092         32,005            32,014

Number of common shares
 issuable assuming exercise
 of stock options                               353             73                 4
                                            ----------------------------------------
Weighted average number of
 outstanding common and
 common equivalent shares -
 assuming full dilution                      32,445         32,078            32,018
                                            ========================================
Net earnings per common
 share - assuming full dilution (1)         $  1.39        $  1.20           $  1.18
                                            ========================================

(1) Earnings per share are computed by dividing net earnings by the weighted average number of outstanding common and common equivalent shares.